SEPARATION AGREEMENT AND RELEASE
THIS SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is made and entered into as of the Closing Date, by Paul Thelen (the “Executive”), Churchill Downs Incorporated (“Seller”) and Big Fish Games, Inc. (the “Company”).
WHEREAS, Seller and the Company have entered into a Stock Purchase Agreement, dated as of November 29, 2017 (the “SPA”), with Aristocrat Technologies, Inc., a Nevada corporation (the “Purchaser”), pursuant to which the Parties have agreed that the Seller will sell all of the Shares to the Purchaser and will receive the Purchase Price in exchange therefor (the “Share Purchase”), on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein shall have the meanings given to the capitalized terms in the SPA;
WHEREAS, the Executive and the Seller are parties to that certain offer letter dated November 11, 2014 (the “Employment Agreement”) governing the terms of the Executive’s employment with the Company;
WHEREAS, the Executive and the Seller are parties to that certain Restrictive Covenant Agreement dated November 12, 2014 (the “Restrictive Covenant Agreement”) and that certain Shareholder Agreement dated November 12, 2014 as amended by the First Amendment to the Shareholder Agreement dated October 23, 2015 (collectively, the “Shareholder Agreement” );
WHEREAS, the Executive and Seller are parties to the Restricted Stock Unit Agreements dated February 23, 2016 and February 17, 2017 (collectively, the “RSU Awards”);
WHEREAS, the Executive and Seller are parties to the Performance Share Unit Agreements dated September 22, 2015; October 23, 2015; February 23, 2016; and February 17, 2017 (collectively, the “PSU Awards”); and
WHEREAS, the Executive, Seller and the Company desire to enter into an agreement regarding the Executive’s separation of employment from the Company immediately following the Share Purchase and a release of claims.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Seller, the Company and the Executive agree as follows:
1.Separation from Employment.
(a)The Executive’s employment with the Company shall be terminated effective immediately following the effective time of the Closing (the “Separation Date”).
(b)The Executive shall be removed from any and all director, manager and officer positions that the Executive holds with the Seller, the Company and any of their respective Affiliates as of the Separation Date.
(c)The Executive acknowledges and agrees that he has received appropriate notice, and that he is not entitled to (or hereby waives) any additional notice with respect thereto. The Executive further agrees that his separation from employment shall be considered a “Voluntary Resignation” as defined in his Employment Agreement.
(d)Subject to the remainder of this Agreement, and provided that Executive signs and returns this Agreement to the Seller and the Company within 21 days after his receipt thereof, does not revoke this Agreement pursuant to paragraph 7 below, and complies with the terms of this Agreement and the Employment Agreement, the Company will continue to pay the Executive his base salary at his current annualized rate, less required and authorized withholdings and deductions, and the Executive will continue to participate in all Company Plans in which he currently participates and shall continue to be eligible to participate in the 401(k) plan maintained by Seller until the Separation Date.
2.Severance. Subject to the terms of this Agreement and provided that the Executive signs and returns this Agreement to the Seller and the Company within 21 days after the Executive’s receipt thereof, does not revoke this Agreement in accordance with paragraph 7 below, and complies with this Agreement and the Employment Agreement:
(a)the Executive is entitled to 12 months of salary continuation set forth in Section 4.1(a) of the Employment Agreement, equal to $424,360 in the aggregate, less deductions required by law or otherwise authorized by Executive, which will be paid in bi-weekly installments through Seller’s regularly scheduled payroll commencing six months after the Separation Date (or, if sooner, upon the date of the Executive’s death), with payments that are delayed during such six-month period paid to the Executive in a lump sum as soon as practicable following the expiration of such period;
(b)the Executive is entitled to 12 months of COBRA subsidy set forth in Section 4.1(b) of the Employment Agreement, equal to $23,820 in the aggregate, less deductions required by law or otherwise authorized by Executive, which will be paid in bi-weekly installments through Seller’s regularly scheduled payroll commencing six months after the Separation Date (or, if sooner, upon the date of the Executive’s death), with payments that are delayed during such six-month period paid to the Executive in a lump sum as soon as practicable following the expiration of such period; and
(c)the Executive is be entitled to the Executive’s target bonus for the 2017 fiscal year under the Churchill Downs Incorporated Executive Annual Incentive Plan (the “Bonus”), which the parties agree equals a gross amount of $339,448, and which Executive agrees will be paid in one lump sum payment on the Separation Date, less deductions required by law or otherwise authorized by Executive.
(d)In connection with the change in control of the Company with respect to the Executive, the Seller shall terminate the RSU Awards and the PSU Awards and shall pay out to the Executive the total amount set forth on Exhibit A hereto thereunder (the “Total Amount”) in stock as of the Closing Date, in full satisfaction of any and all obligations that the Seller has to the Executive under Executive’s restricted stock unit agreements and performance share unit agreements and under the Seller’s 2007 Omnibus Stock Incentive Plan and Seller’s 2016 Omnibus Stock Incentive Plan.
3.Amendment of Shareholder Agreement. The Executive and the Seller agree that, effective as of the Separation Date, Section 2.1(b) of the Shareholder Agreement is hereby deleted and replaced in its entirety by the following:
“(b)    Intentionally Omitted”
Except as expressly amended by this Agreement, the Shareholder Agreement remains in full force and effect.
4.Final Paycheck and Business Expenses. Regardless of whether the Executive signs this Agreement, the Company will pay the Executive his final paycheck through the Separation Date. The Company also will reimburse the Executive for reasonable business expenses appropriately incurred by the Executive prior to the Separation Date in furtherance of his employment with the Company, subject to the Company’s applicable business expense reimbursement policy. The Executive shall submit all requests to the Company for expense reimbursements no later than the Separation Date. Any requests submitted thereafter shall not be eligible for reimbursement, except as required by applicable law.
5.Executive Benefits. Except as set forth in this Agreement or as otherwise required by applicable law, the Executive’s participation in and rights under any of the Seller’s or the Company’s employee benefit plans and programs will be governed by the terms and conditions of those plans and programs, which plans, programs, terms and conditions may be amended, modified, suspended or terminated by the Seller or the Company at any time for any or no reason to the extent permitted by law. The Executive shall remain responsible for timely electing to receive continued coverage under the Company’s group health care plan pursuant to COBRA, if the Executive chooses to so elect, and the Executive shall be responsible for paying the full cost of such COBRA coverage. The

Executive acknowledges and agrees that the Company shall have no obligation to provide the Executive any of the COBRA-related benefits set forth in Section 4.1(b) of the Employment Agreement other than as set forth in paragraph 2(b) of this Agreement.
6.Cooperation. The Executive shall cooperate fully with the Seller, the Company and the other Released Parties (defined below) in transitioning his responsibilities as requested by the Seller and the Company, and in any administrative, investigative, litigation or other legal matter(s) that may arise or have arisen involving the Seller, the Company or any of the other Released Parties and which in any way relate to or involve the Executive’s employment with the Company. The Executive’s obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Seller, the Company and the other Released Parties may reasonably require, and giving truthful evidence and truthful testimony and executing and delivering to the Seller, the Company and any of the other Released Parties any papers reasonably requested by any of them. In the event any cooperation required under this Paragraph requires more than de minimis time (e.g. litigation assistance), the Company shall compensate Executive at the rate of $300.00 per hour.
7.Release.
(a)Subject to the limitations set forth herein, the Executive (on behalf of himself and his Affiliates and assigns), hereby irrevocably and unconditionally waives, generally releases and forever discharges, effective as of and conditioned upon the Closing, the Seller and its Affiliates (including the Company and its Subsidiaries), their respective directors, officers, employees, shareholders, representatives and agents, past, present and future, and each of their respective successors and assigns (each, a “Released Party”) from any and all liabilities, actions, causes of actions, suits, controversies, damages, claims, debts, sums of money and demands whatsoever (collectively, the “Claims”), in law or equity, either in contract or in tort (whether known or unknown, suspected or unsuspected, asserted or unasserted, absolute or contingent, accrued or unaccrued and whether due or to become due), on account of, arising out of or relating to any act or omission of any kind or character whatsoever of any Released Party occurring at or prior to the Closing or any operations of any Released Party’s businesses at or prior to the Closing, including the calculation and payment of any and all amounts due to the Executive or any Affiliate of the Executive in connection with the Share Purchase and the Executive’s termination of employment with the Company.
(b)The Executive understands and agrees that this Agreement extends to all Claims of every nature and kind whatsoever (whether known or unknown, suspected or unsuspected, asserted or unasserted, absolute or contingent, accrued or unaccrued and whether due or become due) and all rights under Section 1542 of the California Civil Code are hereby expressly waived. The Executive acknowledges that the Executive has read and understands Section 1542 of the California Civil Code, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN TO HIM/HER MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR.
The Executive relinquishes all rights and benefits under Section 1542 of the California Civil Code and any other similar law of any state or jurisdiction dealing with the release of unknown claims. The Executive agrees that this release is fairly and knowingly made.
(c)The Executive hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Claim of any kind, or commencing, instituting or causing to be commenced or instituted, any Claim of any kind against any Released Party before any court, administrative agency or other forum by reason of any matters released hereby except insofar as Executive seeks to challenge the effectiveness of any release of federal age discrimination claims under the Age Discrimination in Employment Act
(d)The Executive acknowledges that the Restrictive Covenant Agreement remains in full force and effect and shall be assigned to the Purchaser in connection with the transactions contemplated by the SPA.

(e)The Executive acknowledges all other terms of the Shareholder Agreement remain in full force and effect, except as otherwise modified pursuant to paragraph 3 of this Agreement.
(f)The Executive acknowledges and agrees that the foregoing payments and benefits in this Agreement each provide the Executive with valuable consideration to which the Executive would not otherwise be entitled if the Executive had not signed this Agreement, including the Release.
(g)The Executive acknowledges that this Agreement constitutes a knowing and voluntary waiver of any and all rights or Claims that the Executive may have under Title VII of the 1964 Civil Rights Act, and the amendments thereto, and/or the California Fair Employment and Housing Act.  The Executive further acknowledges that this Agreement constitutes a knowing and voluntary waiver of any and all rights or Claims that may exist or that the Executive may claim under the Federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”), which have arisen on or before the Closing.  The Executive further expressly acknowledges and agrees that:
(i)In return for this Agreement, the Executive will receive compensation to which the Executive was not entitled to receive before entering into this Agreement;
(ii)The Executive was advised by the Seller and the Company and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;
(iii)The Executive has twenty-one (21) days from the date the Executive receives this Agreement in which to consider the Agreement. By signing this Agreement, the Executive acknowledges that he has been given twenty-one (21) days to consider the foregoing and voluntarily chose to sign the Agreement prior to the expiration of the twenty-one (21) day period;
(iv)The Executive was informed that the Executive has seven (7) days following the date of execution of the Agreement in which to revoke the Executive’s agreement to settle any Claim the Executive may have under the ADEA. If the Executive choses to revoke the Executive’s acceptance within the seven (7) day revocation period, the Executive must send written notice to the Seller at the following address via email and overnight delivery:
Churchill Downs Incorporated
600 North Hurstbourne Parkway, Suite 400
Louisville, KY 40222
Attn: Chuck Kenyon, Senior Vice President of Human Resources
chuck.kenyon@kyderby.com; and
(v)Subject to all other conditions precedent, this Agreement will become effective on the eighth day after the Executive signs it so long as the Executive has not revoked it in accordance with the provisions herein.
(h)Subject to the limitations set forth herein, the Seller and its Affiliates (including the Company and its Subsidiaries), hereby irrevocably and unconditionally waive, generally release and forever discharge, effective as of and conditioned upon the Closing, Executive, his affiliates and assigns (“Released Parties”) from any and all liabilities, actions, causes of actions, suits, controversies, damages, claims, debts, sums of money and demands whatsoever , in law or equity, either in contract or in tort (whether known or unknown, suspected or unsuspected, asserted or unasserted, absolute or contingent, accrued or unaccrued and whether due or to become due), on account of, arising out of or relating to any act or omission of any kind or character whatsoever occurring at or prior to the Closing including, without limitation, any operations of any of the Released Party’s businesses at or prior to the Closing or the Executive’s termination of employment with the Company (the “Seller Released Claims”).
8.Representations and Warranties.
(a)The Executive hereby represents and warrants to the Released Parties that this Agreement has been duly executed and delivered by the Executive and constitutes the valid and binding obligation of the Executive, enforceable in accordance with its terms. Each of Seller and the Company hereby represents and warrants to the Executive that this Agreement has been duly executed and delivered by Seller and the

Company, as applicable, and constitutes the valid and binding obligation of Seller and the Company, as applicable, enforceable in accordance with its terms.
(b)The Executive hereby represents and warrants to the Released Parties that (a) the Executive has not transferred, assigned, conveyed or otherwise disposed of, or purported to transfer, assign, convey or otherwise dispose of, to any Person all or any part of, or interest in, any Claim or possible Claim and the Executive has no pending Claims, (b) to the best of the Executive’s knowledge, no other Person has any interest in any of the Claims released hereunder, (c) no authorization, instruction, consent or approval of any Person is required to be obtained by the Executive in connection with the execution and delivery of this Agreement and the performance hereof, (d) the Executive fully intends to release all Claims and (e) the Executive has read and understands this Agreement, has consulted with counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences hereof and voluntarily enters into this Agreement with full knowledge of its terms and conditions and that such terms and conditions are binding on the Executive. Each of Seller and the Company hereby represents and warrants to Executive that (a) it has not transferred, assigned, conveyed or otherwise disposed of, or purported to transfer, assign, convey or otherwise dispose of, to any Person all or any part of, or interest in, any Seller Released Claim or possible Seller Released Claim and it has no pending Seller Released Claims, (b) to the best of their knowledge, no other Person has any interest in any of the Seller Released Claims released hereunder, (c) no authorization, instruction, consent or approval of any Person is required to be obtained by the Seller or the Company in connection with the execution and delivery of this Agreement and the performance hereof, (d) it fully intends to release all Seller Released Claims and (e) it has read and understands this Agreement, has consulted with counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences hereof and voluntarily enters into this Agreement with full knowledge of its terms and conditions and that such terms and conditions are binding on Seller and the Company.
(c)The Executive hereby represents and warrants to the Released Parties that he has access to adequate information regarding the scope and effect of this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement. The Executive hereby further represents and warrants to the Released Parties that he has not relied upon the Released Parties, other than as expressly set forth otherwise in this Agreement, in deciding to enter into this Agreement and has instead made his own independent analysis and decision to enter into this Agreement.
(d)The Executive hereby represents and warrants to the Released Parties that he understands and acknowledges that he may hereafter discover facts and legal theories concerning this Agreement and the subject matter hereof in addition to or different from those which the Executive now believes to be true. The Executive understands and hereby agrees that this Agreement shall remain effective in all respects notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. The Executive assumes the risk of any mistake of fact or law with regard to any potential Claim or with regard to any of the facts which are now unknown to him relating thereto. Further, in entering into this Agreement, the Executive acknowledges and agrees that he is not relying upon any information, other than as expressly set forth in this Agreement. Each of Seller and the Company hereby represents and warrants to the Executive that it understands and acknowledges that it may hereafter discover facts and legal theories concerning the Seller Released Claims in addition to or different from those which they now believe to be true. Each of Seller and the Company understands and hereby agrees that this Agreement shall remain effective in all respects notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. Each of Seller and the Company assumes the risk of any mistake of fact or law with regard to any potential Seller Released Claim or with regard to any of the facts which are now unknown to them relating thereto.
9.Miscellaneous.
(a)Specific Enforcement. The Executive agrees and understands that monetary damages would not adequately compensate an injured Released Party for the breach of this Agreement by the Executive, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.

Further, the Executive waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. Each of Seller and the Company agrees and understands that monetary damages may not adequately compensate the Executive for the breach of this Agreement by Seller or the Company, as applicable, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be a proper subject of a temporary or permanent injunction or restraining order. Further, each of Seller and the Company waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
(b)Amendments and Waivers. Except as set forth otherwise herein, any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Executive, the Seller and the Company.
(c)Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions of this Agreement.
(d)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(e)Assignment; Binding Effect. The Executive may not assign, delegate or otherwise transfer any of his rights or obligations under this Agreement without the prior written consent of the Seller and the Company. Subject to the foregoing, this Agreement shall be binding upon the Executive and his heirs and permitted successors and assigns, as applicable. This Agreement shall also be binding upon and inure to the benefit of each of the Released Parties and their respective heirs, successors and assigns.
(f)Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by, and construed in accordance with, the law of the State of Washington without regard to the conflict of laws rules of such state. Each of the Seller, Company and the Executive hereby irrevocably consents and agrees that he or it shall bring any action, suit or proceeding with respect to any matter arising under or relating to this Agreement or the subject matter hereof, or any other dispute out of or related to Executive’s employment with the Company, in the state or federal courts located in Seattle, Washington (or if jurisdiction is not available in such courts, then in any federal court located in the State of Washington), unless any such party, based on the good faith advice of his or its counsel, determines that any such court may not exercise or have jurisdiction over the other Person or such matter or that a judgment rendered by such court may not be enforceable in the jurisdiction of the organization of the other Person or a jurisdiction in which such other Person’s office(s) or assets are located, as applicable. Each of the Seller, Company and the Executive irrevocably accepts and submits, for himself or itself and in respect of his or its properties, to the jurisdiction of the state and federal courts located in Seattle, Washington (or if jurisdiction is not available in such court, then in any federal court located in the State of Washington), in personam, generally and unconditionally, with respect to any such action, suit or proceeding. Each of the Seller, Company and the Executive hereby irrevocably consents to the service of process in any such action, suit or proceeding in any such court by the mailing of a copy thereof by registered or certified mail, postage prepaid, to such Person. In addition to or in lieu of any such service, service of process may also be made in any other manner permitted by applicable law. Each of the Seller, Company and the Executive hereby irrevocably and unconditionally waives any objection or defense which he may now or hereafter have to the laying of venue to any such action, suit or proceeding in the state and federal courts located in Seattle, Washington (or if jurisdiction is not available in such court, then in any federal court located in the State of Washington and hereby irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. EACH OF THE SELLER, COMPANY AND THE EXECUTIVE HEREBY WAIVES HIS OR ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. EACH OF THE SELLER, COMPANY AND THE EXECUTIVE ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND

WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PERSON. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MIGHT BE FILED IN ANY COURT AND THAT MAY RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ALL COMMON LAW AND STATUTORY CLAIMS. EACH OF THE SELLER, COMPANY AND THE EXECUTIVE FURTHER REPRESENTS AND WARRANTS THAT HE OR IT, AS APPLICABLE, HAS REVIEWED THIS WAIVER WITH HIS OR ITS LEGAL COUNSEL AND THAT HE KNOWINGLY AND VOLUNTARILY WAIVES HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, SUPPLEMENTS OR RESTATEMENTS HEREOF. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. TO THE EXTENT THAT THE APPLICABLE LAW DOES NOT PERMIT ENFORCEMENT OF A WAIVER OF A JURY TRIAL, EACH OF THE SELLER, COMPANY AND THE EXECUTIVE AGREES THAT ANY DISPUTE COVERED BY THIS PARAGRAPH SHALL BE RESOLVED BY JUDICIAL REFERENCE OR OTHER SIMILAR COURT-SPONSORED PROCESS.
(g)[Reserved].
(h)Nothing contained in this Agreement shall prevent or limit the Executive (or his attorney) from making or initiating communications directly with, responding to any inquiry from, volunteering information to, making reports to, or testifying truthfully before any governmental or self-regulatory agency or entity, including but not limited to the U.S. Securities and Exchange Commission, regarding possible violations of law or regulation, and the Executive acknowledges that he is not required to advise or seek permission from the Seller and the Company prior to engaging in any such activity; provided, however, that in connection with any such activity, the Executive shall inform such agency or entity that the information the Executive is providing is confidential and, provided further that the Executive is not permitted to reveal any information that is protected by the attorney-client privilege or attorney-work product protection or any other privilege belonging to the Seller or the Company. Further, the Executive understands and acknowledges that the Executive is hereby notified that, under the Defend Trade Secrets Act (specifically, 18 USC §1833), the Executive cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law. The Executive also understands that the Executive may not be held so liable for disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if that filing is made under seal. In addition, the Executive understands that individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except under court order, provided the individual's actions are consistent with 18 USC §1833.
(i)Further Assurances. The Executive will, from time to time, execute and deliver or cause to be executed and delivered, all such documents and instruments and will take or cause to be taken, all such further or other actions as the Seller and/or the Company may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, in any such case at the Seller’s or the Company’s sole cost and expense, as applicable. Each of Seller and the Company will, from time to time, execute and deliver or cause to be executed and delivered, all such documents and instruments and will take or cause to be taken, all such further or other actions as the Executive may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, in any such case at the Executive’s sole cost and expense.
(j)Entire Agreement. This Agreement constitutes the entire agreement of the Executive with respect to the subject matter of this Agreement, and is a complete and final integration thereof. This Agreement supersedes all prior agreements and understandings, both oral and written, of the Executive with respect to the subject matter of this Agreement.

(k)Termination of this Agreement. This Agreement shall terminate upon any termination of the SPA in accordance with its terms.
(l)Withholding; Compliance with IRS Code Section 409A. All amounts and benefits payable under this Agreement shall be reduced by any and all required or authorized withholding and deductions. It is intended that any amounts payable under this Agreement will be exempt from or (if applicable) comply with Section 409A of the Code, and treasury regulations relating thereto, so as not to subject the Executive to the payment of any interest and tax penalty which may be imposed under Section 409A of the Code, and this Agreement shall be interpreted and construed accordingly; provided, however, that none of the Seller, the Company nor any of the other Released Parties shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Executive due to any failure to comply with Section 409A of the Code. The timing of the payments or benefits provided herein may be modified to so comply with Section 409A of the Code. All references in this Agreement to the Executive’s termination of employment and to the Separation Date shall mean a separation from service within the meaning of Section 409A of the Code. Each payment under this Agreement as a result of the separation of the Executive’s service shall be considered a separate payment for purposes of Section 409A of the Code. Any reimbursement payable to the Executive pursuant to this Agreement shall be conditioned on the submission by the Executive of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to the Executive in no event later than the last day of the calendar year following the calendar year in which the Executive incurred the reimbursable expense. Any amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year shall not affect the amount of expenses eligible for reimbursement or in-kind benefit to be provided during any other calendar year. The right to reimbursement or to an in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit. For the avoidance of doubt, the Company shall have no obligation under this Agreement, the Employment Agreement or otherwise to provide any tax gross-up or other similar payment(s) to the Executive with respect to the Severance or Bonus.
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THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

_______________________________
Paul Thelen

CHURCHILL DOWNS INCORPORATED

By: __________________________________
Name: _______________________________
Title: _________________________________

BIG FISH GAMES, INC.

By: __________________________________
Name: _______________________________
Title: _________________________________

[Confidential Separation and Release Agreement]

Exhibit A

Restricted Stock Units and Performance Share Units - Paul Thelen

Awards	Unvested Units as of Closing Date	Vesting %	Units Vesting at Closing Date
RSU Awards
February 23, 2016	1,652
February 17, 2017	2,236

Total RSU Awards	3,888	100%	3,888

PSU Awards
‘15 - ‘17 PSUs	10,280	100%	10,280
’16 - ’18 PSUs	9,912	50%	4,956
’17 - ’19 PSUs	6,706	50%	3,353

Total PSU Awards	26,898		18,589
Grand Total Awards	30,786		22,477